UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)) d
☐	Definitive information statement.
☒	Definitive Additional Materials.

CHINA ENERGY CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5((g) and 0-1 I.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of' its filing.

Amount previously paid:

Form, schedule or registration statement no.:

Filing party:

Date filed:

CHINA ENERGY CORPORATION

No. 57 Xinhua East Street

Hohhot, Inner Mongolia, China

Important Notice Regarding the Internet Availability of Information Statement

Dear Stockholder:

We are not asking for a proxy and you are requested not to send us a proxy.

Pursuant to the Securities and Exchange Commission rules, you are receiving this notice that the Information Statement on Schedule 14C and Transaction Statement on Schedule 13E-3 (together, “Transaction Materials”) of China Energy Corporation (the “Company”) are available on the Internet. Follow the instructions below to view the Transaction Materials or to request a copy of the Transaction Materials.

This Communication presents only an overview of the more complete Transaction Materials that are available to you on the Internet. We encourage you to access and review all the important information contained in the Transaction Materials. The Transaction Materials are available at:

http://chinaenergycorp.cn/en/Investor.aspx?CID=68

If you want to receive a paper or email copy of the Transaction Materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling toll free at 1-855-998-8146 or by written request at: No. 57 Xinhua East Street, Hohhot, Inner Mongolia 010010, P. R. China, Attention: Yi Lan; or by e-mail at yilan1121@hotmail.com; or visit http://www.chinaenergycorp.cn/en/about.aspx?ID=67.

Sincerely,

Wenxiang Ding

President and CEO